UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

PRIVATEBANCORP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34066	36-3681151
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 S. LaSalle St. Suite 400 Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 564-2000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 28, 2009, PrivateBancorp, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as representative of the underwriters listed therein (collectively the “Underwriters”), pursuant to which the Company agreed to sell approximately 19.3 million shares of its common stock at a public offering price of $8.50 per share in an underwritten public offering. In addition, pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to approximately 2.9 million additional shares of the Company’s common stock to cover over-allotments, if any.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the registration statement related to the public offering. The Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, in accordance with the terms of the Underwriting Agreement. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated by reference herein.

A copy of the related press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 8.01 OTHER EVENTS

On October 28, 2009, the Company also announced that, in addition to the approximately $35.3 million of common stock being purchased in the Company’s public offering, certain funds managed by GTCR Golder Rauner II, L.L.C. agreed to purchase approximately $10.7 million of the Company’s non-voting common stock through the exercise of certain preemptive rights set forth in the Preemptive and Registration Rights Agreement to which the Company and certain affiliates of GTCR Golder Rauner II, L.L.C. are parties. The purchase price of the non-voting common stock, which converts into the Company’s common stock on a one-for-one basis, will be $8.075 per share, which is equal to the net proceeds per share to be received by the Company in its public offering of common stock. The public offering and the sale of the non-voting common stock are expected to close on November 2, 2009.

A copy of the related press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement dated October 28, 2009

5.1	Opinion of Vedder Price P.C. dated October 28, 2009

99.1	Press release dated October 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

Dated: October 29, 2009

By: /s/ Christopher J. Zinski
       Christopher J. Zinski
       General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit	Description

1.1	Underwriting Agreement dated October 28, 2009

5.1	Opinion of Vedder Price P.C. dated October 28, 2009

99.1	Press release dated October 28, 2009